Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

My Size, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit (2)		Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share (5)	457(o)	-		-		-	-	-
Fees to Be Paid	Other	Debt Securities	457(o)	-		-		-	-	-
Fees to Be Paid	Other	Warrants	457(o)	-		-		-	-	-
Fees to Be Paid	Other	Units	457(o)	-		-		-	-	-
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)		(2)		(3)	$100,000,000	0.0001476	$14,760.00	(4)

	Total Offering Amounts									$14,760.00
	Total Fees Previously Paid									—
	Total Fee Offsets									$7,361.52
	Net Fee Due									$7,398.48	(5)(6)

(1)	There are being registered under this registration statement such indeterminate number of common stock, debt securities, warrants and units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $100,000,000. The securities registered hereunder also include such indeterminate number of common stock as may be issued upon conversion, exercise or exchange of debt securities or warrants that provide for such conversion into, exercise for or exchange into common stock. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common stock being registered hereunder include such indeterminate number of common stock as may be issuable with respect to the common stock being registered hereunder as a result of stock splits, stock dividends, or similar transactions. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $100,000,000 after the date hereof.

(2)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.

(3)	Includes rights to acquire common stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(4)	Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or upon exercise of warrants registered hereunder. The aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $100,000,000.

(5)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(6)	The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission on December 23, 2020 (File No. 333-251679), which was declared effective on December 30, 2020 (the “Prior Registration Statement”), that registered an aggregate of $100,000,000 of an indeterminate number of securities to be offered by the Registrant from time to time. Of the $100,000,000 of securities registered on the Prior Registration Statement, for which the Registrant paid a filing fee of $7,361.52 after giving effect to a fee offset. In connection therewith, $90,204,074.95 of the securities remain unsold, leaving $9,940.49 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using $7,361.52 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, a registration fee of $7,398.48 is due to be paid at this time. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	My Size, Inc.	S-3	333-251679	December 23, 2020		$7,361.52	Unallocated (Universal) Shelf		(1)	Unallocated (Universal) Shelf	$90,204,074.95
Fee Offset Sources	My Size, Inc.	S-3	333-251679		December 23, 2020							$7,398.48

(1)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $7,361.52, which represents the portion of the registration fee previously paid (after offset) with respect to $90,204,074.95 of unsold securities (the “Unsold Offset Securities”) previously registered on the Prior Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.